Exhibit 99.1

GREEN PLAINS RENEWABLE ENERGY, INC.

105 N. 31st Avenue, Suite 103

Omaha, Nebraska 68131

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Green Plains Renewable Energy, Inc. in mailing proxy materials, you can consent to receiving all future  proxy  statements,  proxy  cards  and  annual  reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the  instructions  below  to  vote  using  the  Internet  and,  when  prompted, indicate that you agree to receive or access shareholder communications electronically  in  future  years.

VOTE BY INTERNET - www.proxyvote.com

Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off  date  or  meeting  date.  Have  your  proxy  card  in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Green Plains Renewable Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	GRNPL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREEN PLAINS RENEWABLE ENERGY, INC.

Vote on Proposals:		For	Against	Abstain

1.	To approve the issuance of an aggregate of 17,139,000 shares of common stock in connection with the Mergers and the Stock Purchase.	☐	☐	☐

2.	To approve the amended and restated articles of incorporation.	☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve either proposal 1 or proposal 2.	☐	☐	☐

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2 and 3.

This proxy,  when  properly executed,  will be voted  in  the  manner directed  herein by  the  undersigned  shareholder(s).

The undersigned acknowledges receipt from Green Plains Renewable Energy, Inc., prior to execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement/Prospectus.

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee  or  guardian,  please  give  full  title  as  such.  If  a  corporation,  please  sign  in  full  corporation  name  by  President  or  other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY CARD FOR A SPECIAL MEETING OF THE STOCKHOLDERS OF

GREEN PLAINS RENEWABLE ENERGY, INC.

This Proxy is Solicited on Behalf of the Board of Directors.  The undersigned hereby appoints                                        as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all voting shares of common stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on [                ], at the Special Meeting of Stockholders to be held on [              ], or any adjournment thereof.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.